Exhibit 10.1

RESTRAINT OF TRADE AND CONFIDENTIALITY AGREEMENT

between

STEVEN JOHN HEILBRON

CASH CONNECT MANAGEMENT SOLUTIONS PROPRIETARY LIMITED

K2021477132 (SOUTH AFRICA) PROPRIETARY LIMITED

NET1 UEPS TECHNOLOGIES, INC.

and

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

CLIFFE DEKKER HOFMEYR

1 PARTIES

1.1 The Parties to this Agreement are -

1.1.1 Steven John Heilbron;

1.1.2 Cash Connect Management Solutions Proprietary Limited;

1.1.3 K2021477132 (South Africa) Proprietary Limited;

1.1.4 Net1 UEPS Technologies, Inc.; and

1.1.5 Net1 Applied Technologies South Africa Proprietary Limited.

1.2 The Parties agree as set out below.

2 INTERPRETATION

2.1 In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings -

2.1.1 "Agreement" means the agreement contained in this document, including all annexures (if any) hereto;

2.1.2 "Business" means the business activities conducted by the Protected Companies as at the Closing Date or at any time during the 12 (twelve) month period prior to the Closing Date, including the provision of -

2.1.2.1 cash management and payment solutions;

2.1.2.2 short term unsecured lending;

2.1.2.3 value-added services and products sold through point-of-sale terminals/digital wallets and prepaid products;

2.1.2.4 financial products;

2.1.2.5 the provision of traditional and mobile point-of-sale solutions;

2.1.2.6 the provision of payment solutions to merchants and billers, including in respect of devices and micro-payment services; and

2.1.2.7 card acquiring services and solutions;

2.1.3 "Business Employee" means any employee of the Protected Companies as at the Closing Date or any person who was an employee of the Protected Companies during the period of 12 (twelve) months preceding the Closing Date;

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2.1.4 "Business Products" means any products -

2.1.4.1 traded or dealt in by the Protected Companies in the ordinary course of business as at the Closing Date or during the period of 12 (twelve) months preceding the Closing Date; and

2.1.4.2 which the Protected Companies have, as at the Closing Date, planned and programmed to trade or deal in after the Closing Date and does in fact take steps to trade or deal in within the period 12 (twelve) months following the Closing Date;

2.1.5 "Business Services" means services -

2.1.5.1 rendered by the Protected Companies as at the Closing Date, or during the period of 12 (twelve) months preceding the Closing Date; and

2.1.5.2 which the Protected Companies have planned and programmed to render after the Closing Date and does in fact take steps to render within the period of 12 (twelve) months following the Closing Date;

2.1.6 "CCMS" means Cash Connect Management Solutions Proprietary Limited, registration number 2006/010530/07, a limited liability private company incorporated in South Africa;

2.1.7 "Closing Date" shall have the meaning given to "Closing Date" in the Sale Agreement;

2.1.8 "Companies Act" means the Companies Act, No. 71 of 2008;

2.1.9 "Company" means CCMS and/or K2021, as the context may require and "Companies" shall bear a corresponding meaning;

2.1.10 "Confidential Information" means any information or data relating to the Business and/or any Protected Company (even if not marked as being confidential, restricted, secret, proprietary or any similar designation), in whatever format and whether recorded or not (and if recorded, whether recorded in writing, on any electronic medium or otherwise), which -

2.1.10.1 by its nature or content is identifiable as confidential and/or proprietary to any Protected Company; or

2.1.10.2 is intended or by its nature or content could reasonably be expected to be confidential and/or proprietary to a Protected Company,

and includes -

2.1.10.3 information relating to any Protected Company and its or their existing and future strategic objectives and existing and future business plans and corporate opportunities;

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2.1.10.4 trade secrets;

2.1.10.5 technical information, techniques, know-how, operating methods and procedures;

2.1.10.6 details of costs, sources of materials and customer lists (whether actual or potential) and other information relating to the existing and prospective customers and suppliers of any Protected Company;

2.1.10.7 pricing, price lists and purchasing policies, and profit margins;

2.1.10.8 computer data, programmes and source codes;

2.1.10.9 information contained in or constituting the hardware or software of any Protected Company, including third party products and associated material;

2.1.10.10 information relating to the Company's network telecommunications services and facilities and/or those of any Protected Company;

2.1.10.11 any and all methodologies, formulae and related information in developed software and processes and other business of any Protected Company;

2.1.10.12 products, drawings, designs, plans, functional and technical requirements and specifications;

2.1.10.13 intellectual property that is proprietary to any Protected Company or that is proprietary to a third party and in respect of which any Protected Company has rights of use or possession;

2.1.10.14 marketing information of whatsoever nature or kind;

2.1.10.15 financial information of whatsoever nature or kind;

2.1.10.16 information relating to any contracts to which any Protected Company is a party; and

2.1.10.17 any information which is not readily available to a competitor of a Protected Company in the normal and ordinary course of business;

2.1.11 "Employees' Tax" means the amount of employees' tax as determined in terms of the Fourth Schedule to the Income Tax Act No. 58 of 1962, as amended, which is required to be deducted or withheld by the Purchaser in respect of the Restraint Consideration;

2.1.12 "K2021" means K2021477132 (South Africa) Proprietary Limited, registration number 2021/477132/07, a limited liability private company incorporated in South Africa;

2.1.13 "Net1 UEPS" Net1 UEPS Technologies, Inc., a limited liability public company incorporated in the State of Florida, United States of America;

2.1.14 "Parties" means the parties to this Agreement;

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2.1.15 "Purchaser" means Net1 Applied Technologies South Africa Proprietary Limited, registration number 2002/031446/07, a limited liability private company duly incorporated in the Republic of South Africa;

2.1.16 "Protected Companies" means CCMS, K2021 and their respective subsidiaries, Sandulela Technology Proprietary Limited and the trustees for the time being of the Cash Connect Collateral Holding Trust, and " Protected Company" shall mean any one of them;

2.1.17 "Restrainee" means Steven John Heilbron, SA identity number xxxxxxxxxxxxx

2.1.18 "Restraint Consideration" means R150 000 000;

2.1.19 "Restraint Period" means the period commencing on the Closing Date and terminating on the 3rd anniversary thereof;

2.1.20 "Restricted Business" means any business activity which directly or indirectly -

2.1.20.1 involves the marketing and/or selling of Restricted Products;

2.1.20.2 involves the marketing or rendering of Restricted Services; or

2.1.20.3 operates in competition with the Business;

2.1.21 "Restricted Products" means any goods or products which are sold in competition with the Business Products;

2.1.22 "Restricted Services" means any services which are rendered in competition with the Business Services;

2.1.23 "Sale Agreement" means the agreement headed "Sale of Shares Agreement" entered into between, inter alia, the Purchaser, CCMS, K2021, Ovobix (RF) Proprietary Limited, Luxanio 227 Proprietary Limited and Old Mutual Life Assurance Company (South Africa) Limited, contemporaneously with this Agreement;

2.1.24 "Signature Date" means the date of signature of this Agreement by the Party last signing;

2.1.25 "Tax Withholding Amount" means an amount equal to the Employees' Tax which is required to be withheld by the Purchaser from the Restraint Consideration; and

2.1.26 "Territory" means collectively or individually, as the case may be, the following areas -

2.1.26.1 each province of the Republic of South Africa, currently being the provinces of Eastern Cape, Free State, Gauteng, KwaZulu-Natal, Mpumalanga, Northern Cape, Limpopo, North West and Western Cape; and

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2.1.26.2 each magisterial district in the Republic of South Africa; and

2.1.26.3 each of the Republic of Namibia, the Republic of Botswana and the Republic of Zambia; and

2.1.26.4 each province, region, district (as the case may be) and each magisterial district of each the Republic of Namibia, the Republic of Botswana and the Republic of Zambia.

2.2 In this Agreement -

2.2.1 clause headings and the heading of the Agreement are for convenience only and are not to be used in its interpretation;

2.2.2 an expression which denotes -

2.2.2.1 any gender includes the other genders;

2.2.2.2 a natural person includes a juristic person and vice versa;

2.2.2.3 the singular includes the plural and vice versa;

2.2.2.4 a Party includes a reference to that Party's successors in title and assigns allowed at law; and

2.2.2.5 a reference to a consecutive series of two or more clauses is deemed to be inclusive of both the first and last mentioned clauses.

2.3 Any reference in this Agreement to -

2.3.1 "business hours" shall be construed as being the hours between 08h30 and 17h00 on any business day. Any reference to time shall be based upon South African Standard Time;

2.3.2 "days" shall be construed as calendar days unless qualified by the word "business", in which instance a "business day" will be any day other than a Saturday, Sunday or public holiday as gazetted by the government of the Republic of South Africa from time to time;

2.3.3 "laws" means all constitutions; statutes; regulations; by-laws; codes; ordinances; decrees; rules; judicial, arbitral, administrative, ministerial, departmental or regulatory judgements, orders, decisions, rulings, or awards; policies; voluntary restraints; guidelines; directives; compliance notices; abatement notices; agreements with, requirements of, or instructions by any government body; and the common law, and "law" shall have a similar meaning; and

2.3.4 "person" means any person, company, close corporation, trust, partnership or other entity whether or not having separate legal personality.

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2.4 The words "include" and "including" mean "include without limitation" and "including without limitation". The use of the words "include" and "including" followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.yyy

2.5 Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 2 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.6 Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

2.7 Unless otherwise provided, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

2.8 A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time.

2.9 Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

2.10 If the due date for performance of any obligation in terms of this Agreement is a day which is not a business day then (unless otherwise stipulated) the due date for performance of the relevant obligation shall be the immediately preceding business day.

2.11 The rule of construction that this Agreement shall be interpreted against the Party responsible for the drafting of this Agreement, shall not apply.

2.12 No provision of this Agreement shall (unless otherwise stipulated) constitute a stipulation for the benefit of any person (stipulatio alteri) who is not a Party to this Agreement.

2.13 The use of any expression in this Agreement covering a process available under South African law, such as winding-up, shall, if any of the Parties is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.14 Any reference in this Agreement to "this Agreement" or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated or supplemented from time to time.

2.15 In this Agreement the words "clause" or "clauses" and "annexure" or "annexures" refer to clauses of and annexures to this Agreement.

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3 INTRODUCTION

3.1 In terms of the Sale Agreement, the Purchaser will acquire the entire direct and indirect issued share capital of CCMS and K2021.

3.2 Net1 UEPS owns and controls the shares in the Purchaser and will underwrite the Purchaser's obligation to pay the purchase price under and in terms of the Sale Agreement. Net1 UEPS and the Purchaser will guarantee CCMS' obligation to pay the Restraint Consideration in terms of this Agreement.

3.3 The Restrainee is an employee, chief executive officer and a director of CCMS and K2021 and therefore -

3.3.1 has been responsible for the development of the Business and has considerable know- how with reference to the Business and the Protected Companies' operations; and

3.3.2 is in possession of, or has access to, some or all of the Confidential Information, and will also hold or have held key relationships upon which the business of the Protected Companies is dependent and the alienation of which would cause serious damage to the Protected Companies.

3.4 The Restrainee has accordingly agreed, as a condition to the Sale Agreement, to give certain restraint and confidentiality undertakings, on the terms and conditions hereinafter set out.

4 CONFIDENTIALITY

4.1 The Restrainee acknowledges that -

4.1.1 the Confidential Information is a valuable, special and unique asset of the Protected Companies; and

4.1.2 the Protected Companies and/or the Purchaser and/or Net1 UEPS may suffer irreparable harm or substantial economic and other loss in the event of such Confidential Information being disclosed or used by the Restrainee.

4.2 The Restrainee irrevocably and unconditionally agrees and undertakes -

4.2.1 not to use the Confidential Information, whether directly or indirectly -

4.2.1.1 for the Restrainee's benefit; or

4.2.1.2 for the benefit of any person other than the Protected Companies and/or the Purchaser and/or Net1 UEPS;

4.2.2 to treat and safeguard the Confidential Information as strictly private and confidential;

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4.2.3 not to use, disclose or divulge, directly or indirectly, the Confidential Information in any manner to any third party for any reason or purpose whatsoever without the prior written consent of the Purchaser, which consent may be granted or withheld in the sole and absolute discretion of the Purchaser;

4.2.4 not to decompile, disassemble or reverse engineer or otherwise modify, adapt, alter or vary the whole or any part of the Confidential Information; and

4.2.5 to take all such steps as may be reasonably necessary to prevent Confidential Information from falling into the hands of unauthorised third parties.

4.3 Subject to the provisions of clause 4.6, the undertakings given by the Restrainee in this clause 4 shall not apply to any Confidential Information which -

4.3.1 is or becomes generally available to the public other than by the negligence or default of the Restrainee or by the breach of this Agreement by the Restrainee or any person or entity acting on the instructions of the Restrainee;

4.3.2 has become lawfully known by or come into the possession of the Restrainee on a non- confidential basis from a source other than the Protected Companies having the legal right to disclose same, provided that such knowledge or possession is evidenced by the written records of the Restrainee existing at the Signature Date;

4.3.3 has been supplied to the party to whom it is disclosed by a third party who is under no obligation to maintain such information in confidence; or

4.3.4 is disclosed pursuant to a requirement or request by operation of law, regulation or court order, to the extent of compliance with such requirement or request only and not for any other purpose,

provided that -

4.3.5 the onus shall at all times rest on the Restrainee to establish that such information falls within such exclusions;

4.3.6 information will not be deemed to be within the foregoing exclusions merely because such information is embraced by more general information in the public domain or in the Restrainee's possession; and

4.3.7 any combination of features will not be deemed to be within the foregoing exclusions merely because individual features are in the public domain or in the Restrainee's possession, but only if the combination itself is in the public domain or in the Restrainee's possession.

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4.4 The determination of whether information is Confidential Information shall not be affected by whether or not such information is subject to, or protected by, common law or statute related to copyright, patent, trade marks or otherwise.

4.5 If the Restrainee is uncertain as to whether any information is Confidential Information, the Restrainee shall treat such information as confidential until the contrary is agreed by the Purchaser in writing.

4.6 In the event that the Restrainee is required to disclose information relating to the Company or the Business or any Protected Company pursuant to clause 4.3.4, the Restrainee will -

4.6.1 advise the relevant Protected Company the Purchaser thereof prior to disclosure, if possible;

4.6.2 take such steps to limit the disclosure to the extent that the Restrainee lawfully and reasonably can;

4.6.3 afford the relevant Protected Company and the Purchaser a reasonable opportunity, if possible, to intervene in the proceedings; and

4.6.4 comply with the relevant Protected Company's and/or the Purchaser's reasonable requests as to the manner and terms of any such disclosure.

5 RESTRAINT OF TRADE

The Restrainee, in order to protect the proprietary interests and goodwill of the Protected Companies and the proprietary interests and goodwill of the Purchaser in the Protected Companies, undertakes and warrants that the Restrainee will not -

5.1 during the Restraint Period, in any capacity whatsoever (including that of principal, proprietor, agent, broker, partner, representative, assistant, trustee or beneficiary of a trust, manager, member of a close corporation, member of a voluntary association, shareholder, director, employee, consultant, contractor, advisor, financier, demonstrator) directly or indirectly be associated or concerned with or interested or engaged in any Restricted Business, or entity carrying on any Restricted Business, in the Territory;

5.2 at any time communicate with or furnish any information or advice to any Business Employee or to any prospective employer of such Business Employee for the direct or indirect purpose of inducing or causing a Business Employee to leave the employ of the Protected Companies and/or become employed by or in any way directly or indirectly interested in or associated with any other business, including any Restricted Business.

6 RESTRAINT CONSIDERATION

6.1 The Parties acknowledge and agree that -

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6.1.1 in consideration for the Restrainee agreeing to the restraint of trade contained in clause 5, CCMS shall pay the Restraint Consideration to the Restrainee; and

6.1.2 CCMS shall withhold the Tax Withholding Amount from the Restraint Consideration;

6.2 On the Closing Date, CCMS shall pay the Restraint Consideration less the Tax Withholding Amount into the following bank account of the Restrainee by electronic transfer of immediately available and freely transferable funds in the currency of the Republic of South Africa:

Name of Account	Steven Heilbron
Bank:	Investec Bank Limited
Branch:	Grayston Drive
Branch Code:	580105
Account Number:	XXXXXXXXXX

7 NET1 UEPS GUARANTEE

7.1 Each of Net1 UEPS and the Purchaser ("Guarantors"), jointly and severally, irrevocably and unconditionally guarantee, as a principal obligation, and not merely as surety, and on the basis of discrete obligations enforceable against the Guarantors, in favour of the Restrainee the punctual performance of the CCMS' obligation to effect payment of the Restraint Consideration under and in terms of this Agreement.

7.2 Accordingly, the Restrainee shall not be obliged, before exercising any rights, powers or remedies conferred upon them in terms of this clause 7 or by law to take any action, or obtain any judgement, in any court against CCMS.

7.3 Each of the Guarantors agrees to perform the payment obligation in respect of the Restraint Consideration, when due, immediately on written demand as if it was the principal obligor.

7.4 Each of the Guarantors acknowledges and agrees that they will assume the same position in law and under this Agreement as if all references to "CCMS" had in fact been references to Net1 UEPS and the Purchaser.

7.5 CCMS, the Purchaser or Net1 UEPS may not cede, delegate, assign or transfer all or any part of their rights or obligations under and in terms of this clause 7, without the prior written consent of the Restrainee.

8 ACKNOWLEDGEMENTS

8.1 The Restrainee, after due consideration, agrees and acknowledges that -

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8.1.1 in order to protect the value of the Protected Companies and/or the Purchaser and/or Net1 UEPS and the Confidential Information which is proprietary to the Protected Companies, it is necessary that the Restrainee be restrained from carrying on certain activities which would be harmful to the Business and/or the Protected Companies and/or the Purchaser and/or Net1 UEPS, and that such restraint must be for a period which will adequately serve to protect them from the considerable economic prejudice and substantial and irreversible damage which would potentially be suffered by them were the Restrainee not to be so restrained;

8.1.2 having regard to the damages that will result from a breach of any of the restraint undertakings herein given, the restraints and undertakings imposed upon the Restrainee in terms of this Agreement are fair and reasonable and are necessary as to subject matter, area and duration and are reasonably necessary in order to preserve and to protect the proprietary interests of the Protected Companies and/or the Purchaser and/or Net1 UEPS;

8.1.3 the Restrainee has entered into this Agreement freely and voluntarily and that no circumstances exist for the Restrainee alleging either now or at any future time that the Restrainee was at a disadvantage in agreeing to the restraint undertakings contained herein or was in anything other than an equal bargaining position with the Protected Companies and the Purchaser in agreeing to such restraint undertakings;

8.1.4 without derogating from the aforegoing, the Restraint Consideration was determined and agreed to on the condition that the restraint undertakings herein given are obtained from the Restrainee. The Restrainee acknowledges that the Restraint Consideration is reasonable and adequate having regard to the proprietary interests and goodwill of the Protected Companies and the proprietary interests and goodwill of the Purchaser and and/or Net1 UEPS in the Protected Companies. The restraint undertakings herein are therefore reasonable and necessary to protect the proprietary interests and goodwill of the Protected Companies and the proprietary interests and goodwill of the Purchaser and/or Net1 UEPS in the Protected Companies;

8.1.5 notwithstanding the manner in which the restraints in clause 5 and the areas comprising the Territory have been grouped together or described geographically, each of them constitutes a separate and independent restraint, divisible and severable from each of the other restraints and separately enforceable, in regard to all aspects thereof including -

8.1.5.1 each month of the Restraint Period ;

8.1.5.2 each state, province, district, region, division, or council area, municipal area, magisterial district, town and locality falling within the Territory;

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8.1.5.3 the categories and identities of persons falling within the definition of Business Employee;

8.1.5.4 the categories of and specific products or goods falling within the definition of Business Products;

8.1.5.5 the categories of and specific services falling within the definition of Business Services; and

8.1.5.6 each capacity in relation to the Restricted Business which the Restrainee is prohibited from undertaking in terms of this Agreement; and

8.1.6 no restraint or combination of restraints shall be limited by reference to or inference from any other restraint or combination of restraints, provided that the invalidity or unenforceability of any one or combination of restraints contained in this Agreement shall not affect the validity and enforceability of the other restraints contained in this Agreement or any combination of such restraints.

8.2 The Restrainee has given the restraint undertakings herein contained notwithstanding that the Restrainee acknowledges that those restraints may limit the employment opportunities available to the Restrainee, thereby potentially limiting the Restrainee's income earning capacity. Such limitations do not prevent the Restrainee from employment opportunities that would not breach this Agreement.

8.3 The Restrainee agrees that should the Restrainee at any time dispute the reasonableness of any of the restraint undertakings herein contained, then the onus of proving such unreasonableness will be on the Restrainee.

9 EXCLUSIONS

The foregoing provisions of this Agreement shall not be construed so as to preclude the Restrainee from holding or acquiring, for investment purposes only, not more than 10% (ten percent) of the shares or other securities of any company which are listed on a recognised stock exchange, notwithstanding that a business or activity of such company is a business or activity restricted in terms of clause 5.1 and for so long as the Restrainee does not play any role whatsoever in the management and/or operational and/or strategic decision making processes of any such company (provided that the normal course voting of his shares in such company shall nevertheless always be permitted).

10 BENEFIT

10.1 The undertakings given by the Restrainee in this Agreement shall be for the benefit of and may be enforced by any Protected Company and/or the Purchaser and/or Net1 UEPS, any current or future shareholder of a Protected Company and any of their successors-in-title. The undertakings shall be deemed to have been imposed as a stipulatio alteri for the benefit of each Protected Company, any third party which becomes a shareholder in a Protected Company and any such successor-in-title and such benefit may be accepted by any Protected Company or third party at any time (whereupon any reference to "the Company" or to "the Purchaser" in this Agreement shall be deemed to include such third party). The fact that any restraint undertaking may not be enforceable by one of them will not affect its enforceability by any other party.

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10.2 For the purposes of clause 10.1, the term "successors-in-title" shall include any third party who or which acquires -

10.2.1 the Business or any part thereof; or

10.2.2 pursuant to any cession, the right to enforce the restraints embodied in this Agreement.

11 BREACH

11.1 The Parties agree that should the Restrainee breach any of the provisions of this Agreement, the cancellation of this Agreement would not be an equitable remedy. The Parties accordingly agree that in the event of a breach by the Restrainee, the provisions of clause 11.2 will apply.

11.2 The Restrainee agrees that irreparable damage would occur if any of the restraint undertakings recorded herein were not fully complied with in accordance with its specific terms or were otherwise breached. The Restrainee accordingly agrees that a Protected Company and/or the Purchaser and/or Net1 UEPS will be entitled to apply for and be granted an interdict or an order for specific performance, in addition to any other remedy to which it may be entitled in law.

11.3 The provisions of this clause 11 shall be without prejudice to Protected Company's and/or the Purchaser's and/or Net1 UEPS' right to claim whatever additional damages may be sustained by it in consequence of such breach.

12 NOTICES AND DOMICILIA

12.1 The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the following email addresses -

Name	Physical Address	Email Address
Restrainee	139 Kloof Road	stevenh@connected.
co.za
Clifton
Cape Town
Western Cape
8005

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Name	Physical Address	Email Address
CCMS	4 Harris Road	neild@connected.co.
za
Sandton
Johannesburg
Gauteng
2196

Marked for the attention of: Neil Davis

Name	Physical Address	Email Address
K2021	4 Harris Road	neild@connected.co.za
Sandton
Johannesburg
Gauteng
2196

Marked for the attention of: Neil Davis

Name	Physical Address	Email Address
Net1 UEPS	4th Floor, President Place	alex.smith@net1.com
Jan Smuts Avenue and Bolton
Road,
Rosebank
2196

Marked for the attention of: Alex Smith

Name	Physical Address	Email Address
Purchaser	4th Floor, President Place	alex.smith@net1.com
Jan Smuts Avenue and Bolton
Road, Rosebank 2196

Marked for the attention of: Alex Smith

provided that a Party may change its domicilium to another physical address in the Republic of South Africa (provided that such physical address is not a post office box or poste restante), or may change its address for the purposes of notices to any other physical address in the Republic of South Africa or email address by written notice to the other Parties to that effect. Such change of address will be effective 5 business days after receipt of the notice of the change.

12.2 All notices to be given in terms of this Agreement will be given in writing and will -

12.2.1 be delivered by hand or sent by email;

12.2.2 if delivered by hand during business hours, be presumed to have been received on the date of delivery. Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

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12.2.3 if sent by email during business hours, be presumed to have been received on the date of successful transmission of the email. Any email sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.

12.3 Notwithstanding the above, any notice given in writing, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause 12.

13 APPLICABLE LAW AND JURISDICTION

13.1 This Agreement will in all respects be governed by and construed under the laws of the Republic of South Africa.

13.2 The Parties hereby consent and submit to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg, in any dispute arising from or in connection with this Agreement.

14 GENERAL

14.1 Whole Agreement

14.1.1 This Agreement constitutes the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on any of the Parties.

14.1.2 This Agreement supersedes and replaces any and all agreements between the Parties (and other persons, as may be applicable) and undertakings given to or on behalf of the Parties (and other persons, as may be applicable) in relation to the subject matter hereof.

14.2 Variations to be in Writing

No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties.

14.3 No Indulgences

No latitude, extension of time or other indulgence which may be given or allowed by any Party to the others (or some of them) in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any Party arising from this Agreement and no single or partial exercise of any right by any Party under this Agreement, shall in any circumstances be construed to be an implied consent or election by that Party or operate as a waiver or a novation of or otherwise affect any of its rights in terms of or arising from this Agreement or estop or preclude it from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof. Failure or delay on the part of any Party in exercising any right, power or privilege under this Agreement will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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14.4 No Waiver or Suspension of Rights

No waiver, suspension or postponement by any Party of any right arising out of or in connection with this Agreement shall be of any force or effect unless in writing and signed by such Party. Any such waiver, suspension or postponement will be effective only in the specific instance and for the purpose given.

14.5 Provisions Severable

All provisions and the various clauses of this Agreement are, notwithstanding the manner in which they have been grouped together or linked grammatically, severable from each other. Any provision or clause of this Agreement which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions and clauses of this Agreement shall remain of full force and effect. The Parties declare that it is their intention that this Agreement would be executed without such unenforceable provision if they were aware of such unenforceability at the time of execution hereof.

14.6 Continuing Effectiveness of Certain Provisions

The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

14.7 No Assignment

Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, delegated or assigned by any Party without the prior signed written consent of the other Parties, save as otherwise provided herein.

14.8 Electronic Signature

14.8.1 Any reference in this Agreement to writing and signed by a Party shall, notwithstanding anything to the contrary in this Agreement, be read and construed as including an electronic signature, with any electronic signature or advanced electronic signature, as defined in the Electronic Communications and Transactions Act, No. 25 of 2002, constituting a signature. The Parties specifically agree for purposes of this Agreement that the form of electronic signature acceptable to them will be one which is made on the document requiring signature by a duly authorised signatory using digital software or an electronic device, and will include the signatory's initials and full name and/or a signature which replicates that signatory's wet signature.

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14.8.2 For clarity, whilst the Parties record that they may correspond via email during the currency of this Agreement for routine operational reasons, an email and/or an email signature shall not constitute an electronic signature for purposes of this Agreement.

15 COSTS

Except as otherwise specifically provided herein, each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement.

16 SIGNATURE

16.1 This Agreement is signed by the Parties on the dates and at the places indicated below.

16.2 This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

16.3 The persons signing this Agreement in a representative capacity warrant their authority to do so.

16.4 The Parties record that it is not required for this Agreement to be valid and enforceable that a Party shall initial the pages of this Agreement and/or have its signature of this Agreement verified by a witness.

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